Exhibit 10.25

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE SAIA, INC. 2018 OMNIBUS INCENTIVE PLAN

THIS AGREEMENT, made as of [_________], 2019, by and between Saia, Inc., a Delaware corporation (“Saia”), and [_________] (“Optionee”).

WITNESSETH:

WHEREAS, Saia has adopted the Saia, Inc. 2018 Omnibus Incentive Plan (the “Plan”) pursuant to which options for shares of the common stock of Saia may be granted to employees of Saia and its subsidiaries; and

WHEREAS, Saia, or an entity in which Saia, directly or indirectly, through one or more intermediaries owns 50% or more of the voting rights or profit interest of such entity (“Affiliates”) (collectively Saia and Affiliates are hereinafter called the “Company”) is the employer of Optionee; and

WHEREAS, Saia desires to grant to Optionee certain nonqualified options to purchase certain shares of its common stock under the terms of the Plan.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.Grant Subject to Plan.  This option is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of such Plan are incorporated herein by reference.  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  Terms not defined herein shall have the meaning ascribed thereto in the Plan.  The Committee referred to in Section 5 of the Plan (“Committee”) has been appointed by the Board of Directors, and designated by it, as the Committee to make grants of options.

2.Grant and Terms of Option.  Pursuant to action of the Committee, which action was taken on [_________], 2019 (“Date of Grant”), Saia grants to Optionee the option to purchase all or any part of [____________] ([____]) shares of the common stock of Saia, of the par value of $0.001 per share (“Common Stock”), for a period ending on [_________], 2026 (the “Expiration Date”), at the purchase price of $[____] per share; provided, however, that the option granted hereunder shall be, and is hereby, subject to the following:

(a)This option shall become exercisable as to the entire number of shares to which this option relates commencing on [_________], 2022.

(b)Notwithstanding the foregoing, in the event of a Change in Control (as defined in the Plan):  (i) the outstanding options granted hereunder shall immediately vest and become exercisable and shall remain outstanding in accordance with their terms; and (ii) notwithstanding Section 2(b)(i) but after taking into account the accelerated vesting set forth therein, the Committee may, in its sole discretion, provide for cancellation of the outstanding options at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to the Optionee that is determined by the Committee in its sole discretion and that is equivalent in value to the consideration to be paid per share of Common Stock of Saia in the Change in Control, less the exercise price per share of the option as provided herein, and multiplied by the number of outstanding options hereunder.  Notwithstanding the foregoing, if the consideration to be paid per share of Common Stock of Saia in the Change in Control is less than or equal to the exercise price per share of the option as provided herein, then upon the Change in Control, the Committee may, in its sole discretion, provide that the option granted hereunder shall be cancelled and forfeited for no consideration.

(c)In no event may this option or any part thereof be exercised after the Expiration Date.

(d)The purchase price for the shares subject to this option shall be paid in full upon the exercise of the option, either (i) in cash, (ii) in the sole discretion of the Committee, by the tender to Saia (either actual or by attestation) of shares of Common Stock already owned by Optionee and registered in his or her name, having a Fair Market Value equal to the cash purchase price for the option being exercised, (iii) in the sole discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof, or (iv) in the sole discretion of the Committee, by means of a net exercise in which the Optionee shall receive the number of shares of Common Stock equal to the aggregate number of shares being purchased less the number of shares having a Fair Market Value equal to the aggregate purchase price of the shares being purchased and applicable tax withholdings; provided, however, payment in full of the purchase price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Common Stock for which the option is exercised be delivered to a licensed broker acceptable to Saia as the agent for the Optionee and, at the time such certificate or certificates are delivered, the broker tenders to Saia cash (or cash equivalents acceptable to Saia) equal to the purchase price for the shares of Common Stock purchased pursuant to the exercise of the option plus the amount (if any) of any withholding obligations on the part of Saia.

(e)No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

3.Adjustment for Changes in Capitalization.  In the event that the Committee shall determine that any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, stock split or stock dividend or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionee, then the Committee shall make such adjustments in the number and kind of shares and in the exercise price under this option as the Committee shall deem appropriate, and all such adjustments shall be conclusive.

4.Investment Purpose and Other Restrictions on Transfer.  Optionee represents that, in the event of the exercise by Optionee of the option hereby granted, or any part

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thereof, he or she intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that Saia, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which Saia shall determine warrants the waiver or release of this condition.  Optionee agrees that the certificates evidencing the shares acquired by him or her on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating any restrictions on the transfer thereof, which legend may be in such form as the Company shall determine to be proper.

5.Non‑Transferability.  Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.  The option may be exercised during Optionee’s lifetime only by Optionee or his or her guardian or legal representative.

6.Termination of Employment. In the event of the termination of employment of Optionee for Cause, the determination of which shall be made in the sole discretion of the Committee, the option granted hereunder shall thereupon automatically and without further action be cancelled and forfeited for no consideration.  If the Optionee’s employment is terminated other than for Cause, death, Total Disability (as defined in the Plan) or Retirement (as defined below), the determination of which shall be made in the sole discretion of the Committee, (i) to the extent the option granted hereunder is eligible for exercise at the date of such termination of employment, the option may be exercised until the earlier of (A) ninety (90) days after such termination, or (B) the Expiration Date, after which date the option granted hereunder shall thereupon automatically and without further action be cancelled and forfeited for no consideration; and (ii) to the extent the option granted hereunder is not eligible for exercise at the date of such termination of employment, the option granted hereunder shall automatically and without further action be cancelled and forfeited for no consideration as of the date of such termination of employment.  If the Optionee’s employment is terminated by the Optionee’s Retirement, then the Committee may in its sole discretion cancel or vest any unvested options then outstanding, and, to the extent the option granted hereunder is or becomes eligible for exercise at the date of such Retirement, the option may be exercised until the earlier of (i) one hundred eighty (180) days after such Retirement, or (ii) the Expiration Date, after which date the option granted hereunder shall thereupon automatically and without further action be cancelled and forfeited for no consideration.  For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Optionee by reason of retirement at or after age 55.  The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee.

7.Death or Total Disability of Optionee.  In the event of the termination of the Optionee’s employment by reason of the death or Total Disability of Optionee during the term of this Agreement and while he or she is employed by the Company, this option shall become fully vested (if not already fully vested) and may be exercised by the Optionee, a legatee or legatees of Optionee under his or her last will, or by his or her personal representatives or distributees, at any time until the earlier of (i) one hundred eighty (180) days from Optionee’s death or Total Disability or (ii) the Expiration Date, after which date the option granted hereunder shall thereupon automatically and without further action be cancelled and forfeited for no consideration.

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8.Shares Issued on Exercise of Option.  It is the intention of Saia that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer treasury shares, or utilize any combination of treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

9.Committee Administration.  This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof; provided, however, subject to Section 3 hereof, in no event may the exercise price of this option be decreased.

10.Option Not an Incentive Stock Option.  It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

11.Restrictive Covenants.

(a)Customer Confidences and Confidential Information.

(i)Customer Confidences.  The customers of the Company expect that the Company will hold all business-related matters, including the fact that they are doing business with the Company and the specific matters on which they are doing business, in the strictest confidence (“Customer Confidences”).  The term Customer Confidences will not, however, include information which (A) is or becomes publicly available, other than as a result of a breach by Optionee of this Agreement or any restrictive covenants (including confidentiality, non-competition and non-solicitation) relating to the Company, or (B) is or becomes available to Optionee on a non-confidential basis from a source other than the Company or the Company’s representatives and outside of the course of such Optionee’s employment with the Company.

(ii)Confidential Information.  Optionee also acknowledges that, during the course of his employment, Optionee will have access to data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to the Optionee or of which the Optionee became aware as a consequence of or through Optionee’s relationship with the Company and which has value to the Company and is not generally known to the Company’s competitors (“Confidential Information”).  Such Confidential Information includes both written information and information not reduced to writing, and by way of example only:  (A) the identity of the Company’s customers and prospective customers, including names, addresses and phone numbers, the characteristics, preferences and strategies of those customers, the types of services provided to and ordered by those customers; (B) the Company’s

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internal corporate policies related to those services, price lists, pricing information, fee arrangements, profit factors, quality programs, annual budgets, long-term business plans, marketing plans and methods, contracts and bids, personnel and the terms of dealings with customers; (C) financial and sales information, including the Company’s financial condition and performance; (D) information relating to inventions, discoveries and formulas, records, research and development data, trade secrets, processes, other methods of doing business, forecasts and business and marketing plans of the Company; (E) stockholder information; and (F) all Company Intellectual Property (as hereinafter defined).  Confidential Information shall not include any data or information, even if otherwise set forth above as an example, which has been voluntarily disclosed to the public by the Company (except where such disclosure has been made by Optionee without authorization) or that has been independently developed and disclosed by others, or otherwise entered the public domain through lawful means.

(iii)Restriction on Use of Customer Confidences and Confidential Information.  Optionee agrees that, both during and after Optionee’s employment with the Company, Optionee will not directly or indirectly (A) use any Customer Confidences or Confidential Information, other than in furtherance of the business of the Company, or (B) disclose any Customer Confidences or Confidential Information, other than disclosure (1) to a director, officer, employee, attorney or agent of the Company who, in Optionee’s reasonable good faith judgment, has a need to know the Customer Confidences, Confidential Information or information derived therefrom or (2) as required by law, rule, regulation, court order, or any governmental, judicial or regulatory process, provided that in any event described in the preceding clause (2), (I) Optionee shall promptly notify the Company as is practicable and not prohibited by law, and consult with and reasonably assist the Company, at the Company’s sole expense, in seeking a protective order or request for another appropriate remedy, (II) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms of the preceding clause (I), Optionee shall disclose only that portion of the Customer Confidences or Confidential Information that, on the advice of Optionee’s legal counsel, is legally required to be disclosed and shall exercise reasonable efforts to assure that confidential treatment shall be accorded to such Customer Confidences or Confidential Information by the receiving person or entity and (III) to the extent practicable and permitted by applicable law, the Company shall be given an opportunity to review the Customer Confidences or Confidential Information prior to disclosure thereof.

(iv)Ownership of Customer Confidences and Confidential Information.  Optionee acknowledges that any documents received or created by Optionee during the course of Optionee’s employment by the Company that contain or pertain to Customer Confidences or Confidential Information are and will remain the sole property of the Company.  Such documents include, without limitation, files, memoranda, correspondence,

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reports, customer records, contact lists and compilations of information, however such information may be recorded and whether on hard copy or by electronic or computer means.  Optionee agrees to return all such documents (including all copies) promptly upon the termination of Optionee’s employment and agrees that, during and after Optionee’s employment, Optionee will not, without the written consent of an officer of the Company, disclose those documents to anyone outside the Company organization or use those documents for any purpose other than as expressly provided herein.

(b)Intellectual Property.

(i)Optionee agrees to disclose promptly to the Company all ideas, inventions, discoveries, improvements, designs, formulae, processes, production methods and technological innovations (which, together with all intellectual property rights that might be available therein including, without limitation, patents, copyrights and trade secrets, shall hereinafter be referred to as “Intellectual Property”), whether or not patentable, which Optionee has conceived or made or may hereafter conceive or make, alone or with others, in connection with Optionee’s employment by the Company either prior to or after the date of this Agreement, whether or not during working hours, and which (A) relate specifically to the business of the Company; (B) are based on or derived from Optionee’s knowledge of the actual or planned business activities of the Company; or (C) are developed using existing Intellectual Property belonging to the Company (collectively, “Company Intellectual Property”).

(ii)Optionee agrees to assign, and does hereby assign, to the Company (and to bind Optionee’s heirs, executors and administrators, to assign to the Company) all Company Intellectual Property, regardless of when such Company Intellectual Property was created.

(iii)Without further compensation but at the Company’s expense, Optionee agrees to give all testimony and execute all patent applications, rights of priority, assignments and other documents, and in general do all lawful things reasonably requested of Optionee by the Company to enable the Company to obtain, maintain and enforce its rights to such Company Intellectual Property.

(iv)All of Optionee’s work product during Optionee’s employment by Company or during Optionee’s involvement or relationship with the Company and all parts thereof shall be “work made for hire” for the Company within the meaning of the United States Copyright Act of 1976, as amended from time to time, and for all other purposes, and Optionee hereby quitclaims and assigns to the Company any and all other rights Optionee may have or acquire therein.  Accordingly, all right, title and interest in any and all materials, or other property, including, without limitation, trademarks, service marks and related rights, whether or not copyrightable, created, developed,

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adapted, formulated or improved by Optionee (whether alone or in conjunction with any other person or employee), constituting Company Intellectual Property shall be owned exclusively by the Company.  Optionee will not have or claim to have under this Agreement, or otherwise, any right, title or interest of any kind or nature whatsoever in any Company Intellectual Property.

(c)Non-competition.

(i)Optionee agrees that, during the period commencing on the Date of Grant and for a period of one (1) year after the date the Optionee ceases to be employed by the Company (the “Covenant Period”), Optionee shall not within the Area, for a competing entity engaged in any Protected Business (as defined below), either directly or indirectly, undertake to perform the duties and responsibilities substantially similar to those Optionee conducted, offered or provided for the Company during the last twenty-four (24) months of Optionee’s employment with the Company (or such shorter period of time that Optionee may have been employed) or, directly or indirectly, own an equity interest in a business engaged in any Protected Business; provided, however, that nothing herein shall prohibit Optionee from being an owner of not more than 1.9% of the outstanding equity interests in any entity which has equity securities listed on a national stock exchange or other public market.

(ii)At any time following the date the Optionee ceases to be employed by the Company and at least 90 days prior to the expiration of the Covenant Period, the Company may in its sole discretion extend such Covenant Period for one (1) additional year, which during such extended Covenant Period Optionee will receive severance payments equal to twelve (12) months of Optionee’s base salary in effect at the time Optionee ceased to be employed by the Company (the “Severance Payments”).  Severance Payments, if elected by the Company, shall be payable in equal installments in accordance with the Company’s normal payroll practices.  If the Company elects to extend the Covenant Period, then Optionee shall be entitled to Severance Payments only so long as Optionee has not breached any of the provisions of Section 11.  Optionee shall not be entitled to any other salary, compensation or benefits after termination of employment, except as may be provided under any Executive Severance Agreement between Optionee and Saia (if any) or as required by law.

(iii)For purposes of this Agreement, a “Protected Business” is any business for the provision of regional, interregional and/or national less-than-truckload services.

(iv)For purposes of this Agreement, “Area” means entire United States of America.

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(d)Customer Non-Solicitation.  Optionee agrees that, during the period commencing on the Date of Grant and for a period of two (2) years after the date the Optionee ceases to be employed by the Company (the “Non-Solicitation Period”), Optionee shall not, directly or indirectly, on behalf of any competing entity, solicit or attempt to solicit any customer or actively sought prospective customer of the Company, with whom the Optionee had Material Contact during Optionee’s employment with the Company, for purposes of providing products or services that are competitive with those offered by the Company.  For purposes of this Agreement, “Material Contact” means the contact between Optionee and each customer or potential customer: (a) with whom or which Optionee dealt on behalf of the Company; (b) whose dealings with the Company were coordinated or supervised by Optionee; (c) about whom Optionee obtained confidential information in the ordinary course of business as a result of Optionee’s association with the Company; or (d) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Optionee within two (2) years prior to the date of the Optionee’s termination.

(e)Optionee Non-Solicitation/Non-Hire.  Optionee agrees that, during the Non-Solicitation Period, Optionee shall not, within the Area, directly or indirectly, (i) except in the good faith performance of Optionee’s duties to the Company, induce or attempt to induce any employee or independent contractor (related to the business of the Company) of the Company to leave the Company, or in any way interfere with the relationship between the Company, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) hire any person who was an employee or independent contractor of the Company.  The foregoing shall not prohibit general advertising not specifically targeted at employees or independent contractors of the Company, provided that the preceding clause shall not permit Optionee to take any action that would violate or conflict with the covenants and agreements set forth in this Agreement or any other agreement with the Company and shall in no way limit or affect Optionee’s obligations under such covenants and agreements.

12.Enforcement.

(a)Optionee understands that the execution of this Agreement is conditioned on Optionee’s acceptance of the restrictions contained in Section 11.  Optionee acknowledges that the restrictions contained in Section 11 are fair, reasonable and necessary for the protection of the legitimate business interests of the Company and that the Company will suffer irreparable harm in the event of an actual or threatened breach of any such provision by Optionee.

(b)In the event of a breach of any of the covenants contained in Section 11, subject to the Company’s discretion to waive such enforcement provision:

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(i)All of Optionee’s options for the purchase of Common Stock granted hereunder, whether vested or unvested, shall be cancelled and forfeited; and

(ii)Optionee consents and agrees that the Company may seek the entry of a restraining order, preliminary injunction or other court order to enforce such provisions and expressly waives any bond or security that might otherwise be required in connection with such relief.

(c)Optionee also agrees that such remedies shall be in addition and without prejudice to any claim for monetary damages which the Company might elect to assert.  Optionee agrees that the terms of Section 11 are in addition to, and not in limitation of, and in no way supersede or replace any other restrictive covenants agreed to by Optionee with respect to the Company.  The provisions of this Agreement do not in any way limit or abridge any rights of the Company under the law of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of the Company’s rights under this Agreement.

13.No Contract of Employment.  Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.

14.Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.  If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement, including, without limitation, any provision of Section 11 hereof, is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to modify or reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and this Agreement shall be enforced as so modified.

15.Non-Waiver of Rights.  The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

16.Entire Agreement; Amendments.  Except as provided in the Plan and as otherwise expressly set forth herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.  This Agreement, except as set forth in Section 11 and Section 12 above or as this Agreement may conflict with an Executive Severance Agreement between Optionee and Saia (if

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any), supersedes all prior agreements and understandings between Optionee and Saia to the extent that any such agreements or understandings conflict with the terms of this Agreement.

17.Assignment.  This Agreement shall be freely assignable by Saia to and shall inure to the benefit of, and be binding upon, Saia, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by Saia.

18.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law which might otherwise apply.  The parties hereto irrevocably submit to the jurisdiction of the Delaware Court of Chancery (or, if such court declines to accept jurisdiction, any state or federal court sitting in or for New Castle County, Delaware) with respect to any dispute arising out of or relating to this Agreement, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 18.

19.Stock Ownership Guidelines.  Optionee acknowledges that the Board of Directors of Saia has adopted Stock Ownership Guidelines applicable to certain officers of Saia and such Guidelines may be modified or amended in whole or in part at any time.

20.Survival.  The provisions of Sections 11, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24 and 25 as well as any other provision that must survive in order to give proper effect to its intent, shall survive the Expiration Date or earlier termination of this Agreement for the period specified in the applicable provision or, if no period is specified, indefinitely.

21.Forfeiture.  Optionee acknowledges and agrees that the options granted hereunder are subject to the terms of the Saia, Inc. Executive Incentive Compensation Recovery Policy adopted by the Board of Directors on December 7, 2018, a copy of which was provided to Optionee contemporaneously with this Agreement and is subject to any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002.  Optionee further acknowledges and agrees that the Board may amend or modify such compensation recovery policy at any time or may adopt a new policy replacing or supplementing such policy and that any such policy or policies shall be binding on Optionee and the options granted hereunder.

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22.Tax Withholding.  Optionee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law.  For the avoidance of doubt, the Optionee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of common stock of Saia withheld from any payments under this Agreement.  Unless Optionee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to Saia, Saia shall withhold a portion of the stock payable upon an exercise equal to the tax withholding obligation.  Any share withholding pursuant to this Section 22 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act.

23.No Defense.  The existence of any claim, demand, action or cause of action of Optionee against the Company, whether or not based upon this Agreement, will not constitute a defense to the enforcement by the Company of any covenant or agreement of Optionee contained in Section 11 herein.

24.Savings Clause.  For purposes of Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder, the right to a series of installment payments hereunder shall be treated as a right to a series of separate payments.

25.Notification of New Employer.  In the event that Optionee is no longer an employee of the Company, Optionee consents to notification by the Company to Optionee’s new employer or its agents regarding Optionee’s rights and obligations under this Agreement.

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IN WITNESS WHEREOF, Saia has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his or her acceptance of the option herein granted and of the terms hereof, all as of the date hereof.

SAIA, INC.

By
Richard D. O’Dell
Chief Executive Officer

ATTEST:

Frederick J. Holzgrefe, III Secretary

[__________],Optionee

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